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                                                                    Exhibit 10.4


                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement"), executed and delivered as of May 6, 2003 by and between Rainbow Rentals, Inc. ("Company") and S. Robert Harris ("Executive") is to evidence the following agreements and understandings:


                                   WITNESSETH:

     WHEREAS, Company is engaged in the business of offering brand name, full-featured appliances, electronics, computers and furniture at 119 rental-to-own stores in 13 states;

     WHEREAS, Executive has substantial experience related to and beneficial to the operation of such business;

     WHEREAS, Executive and Company both desire that the Company employ Executive as its Chief Operations Officer ("COO");

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:


                     SECTION 1 - EXECUTIVE'S QUALIFICATIONS

     Executive represents and warrants to the Company that Executive is: (i) free to enter into this Agreement and that Executive is not subject to any agreement, instrument, order, judgment, or decree of any kind (including, without limitation, covenants restricting Executive's ability to compete or to use any confidential information), to any other person, corporation, partnership, limited liability company, association, entity or business organization that would in any way prevent Executive from entering into this Agreement, or hinder or interfere with the Executive's acceptance of, or the full performance of, Executive's obligations hereunder or the exercise of Executive's best efforts hereunder; and (ii) to Executive's best knowledge, is and will be in compliance with all regulatory and statutory provisions that apply to the Company, as a public company. Executive further covenants and agrees to indemnify and hold harmless the Company, its officers, directors, stockholders, and employees (and their respective heirs, representatives, successors and assigns) from, against and in respect of any loss, cost, damage or expense (including attorneys' fees) arising out of or resulting from the breach of the foregoing representations or warranties. Executive acknowledges and agrees that the representations and warranties contained in this Section 1 are a material inducement for Company's execution of this Agreement, and, but for the representations and warranties set forth in this Section 1, Company would not enter into this Agreement.


                        SECTION 2 - DUTIES AND AUTHORITY

     (a) Executive's employment by Company under this Agreement will be full time and exclusive. Executive will report to the Chief Executive Officer ("CEO"), Wayland Russell. Executive agrees:


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          (i)   To serve as Company's COO and to and manage, supervise and direct its operations, subject to the direction of Company's CEO and its Board of Directors;

          (ii) To carry out his duties in a competent and professional manner, and to perform such other duties commensurate with his position as may be reasonably requested of him by the CEO and Board of Directors;

          (iii) To comply with all reasonable policies and directives now or hereafter issued by the CEO and Company's Board of Directors which are in accordance with the provisions of this Agreement;

          (iv) To devote his full business time, best efforts, skill and attention to the advancement of the business of the Company;

          (v) To perform faithfully to the best of his ability all of the duties referred to above in accordance with the rules and regulations established and to be established by the Company, including but not limited to the Company's policies concerning insider trading, its Mission Statement and its Code of Conduct; and

          (vi) To refrain from engaging or participating in any business pursuits which interfere with the performance of the Executive's duties hereunder (i.e., Executive will not serve on the Board of Directors or Board of Advisors of any other company or other business entity unless otherwise approved by the Board of Directors in its sole and absolute discretion). Notwithstanding the foregoing, Executive is permitted to serve on civic or charitable boards or committees.

          (vii) To comply with all applicable state and federal laws applicable to the performance of Executive's duties, including but not limited to laws and regulations applicable to Company as a public company, such as the Securities and Exchange Act of 1934, as amended, SEC regulations and the Sarbanes-Oxley Act of 2002.


                         SECTION 3 - EMPLOYMENT AND TERM

     Subject to the terms and conditions hereinafter set forth, the Company agrees to employ Executive as COO for a term commencing on the date hereof and expiring on May 6, 2004 (the "Initial Term") and thereafter on a month-to-month "at will" basis (together with the Initial Term, the "Employment Period"), subject to the terms and conditions provided below.


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                            SECTION 4 - COMPENSATION

     (a) Base Salary. During the Initial Term, Company will pay to the Executive a Base Salary payable in accordance with the Company's normal payroll practices (and subject to normal and customary payroll deductions), at the rate of One Hundred Seventy Five Thousand Dollars ($175,000). The Executive's Base Salary for any period beyond the Initial Term shall be set by the Company's Compensation Committee in accordance with the standard practices of the Company.

     (b) Options. Executive will be granted Options pursuant to the terms and conditions provided in Section 5, below.

     (c) Special Executive Benefits. In addition to the compensation described in Sections 4(a) and 4(b), Company will pay or provide, as the case may be, to Executive during the Employment Period, the following:

          (i) reimbursement or payment on Executive's behalf of Executive's reasonable travel, entertainment or other expenses incurred in carrying out the Company's business and/or the performance of Executive's duties hereunder; provided that the Executive provides the Company with such detail of the expenses as the Company may reasonably require in accordance with the Company's prevailing practices;

          (ii) Three (3) weeks' paid vacation per year, provided that any vacation days not used will not be accrued, carried forward, or otherwise compensated;

          (iii) participation in the Company's 401(k) Plan and any other pension, retirement, or other benefit plan that may be adopted by the Company, in its sole discretion, and in which any of Company's employees are eligible to participate;

          (iv) participation by the Executive and his dependents in the medical, hospital, surgical and dental plans offered by the Company, subject to such Company-wide changes as may be made to these plans from time to time in the Company's sole discretion;

          (v) term life insurance in the amount of $500,000, payable to a beneficiary as designated by Executive;

          (vi) participation by the Executive in the Company's disability insurance plan, subject to such Company-wide changes as may be made to these plans from time to time in the Company's sole discretion;

          (vii) monthly payment by the Company of $600 to a country club of Executive's choice, representing the payment of monthly dues and an allowance;


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          (viii) personal tax planning assistance, at the Company's cost, not to exceed $5,000 annually;

          (ix) a company car, which shall have a fair market value of no more than $40,000, for which Company will pay all downpayment, security deposit, and monthly lease amounts.


                               SECTION 5 - OPTIONS

     Executive is granted options to purchase 30,000 shares of the common stock of the Company, at an exercise price of $5.35 per share, pursuant to the terms and conditions of the Company's 1998 Stock Option Plan and the Notice of Grant attached hereto as Exhibit A.


                             SECTION 6 - TERMINATION

     (a) Termination for Cause by the Company. The Company may terminate Executive's employment for "Cause" (as defined below), with such termination to be effective immediately upon written notice to Executive. If Executive's employment is terminated for Cause by the Company, Executive's Compensation, and his rights under this Agreement, will terminate on the date his employment is terminated, and the Company will have no further liability under this Agreement except for payment of: (i) earned Base Salary which remains unpaid as of the effective date of termination; and (ii) any expenses incurred by Executive described in Section 4(c)(i) not theretofore reimbursed by the Company.

     For purposes of this Section 6, "Cause" will mean: (i) fraud, embezzlement, theft, or misappropriation of funds or other property of the Company; (ii) negligence in the performance by Executive of his duties pursuant to this Agreement; (iii) the failure or refusal by Executive to perform his duties to the Company as provided herein, other than due to Disability; (iv) the commission by Executive of any acts of bad faith or misconduct against the Company; (v) the indictment of Executive of a felony or other criminal act involving dishonesty, whether or not relating to his employment with the Company; (vi) the breach of an established policy or procedure of the Company;
(vii) disclosure of confidential information of the Company in violation of
Section 7 below; or (viii) engaging in activities that compete with the business of the Company.

     Any termination of Executive's employment by reason of the activities or events described in this Paragraph 6(a) will not be in limitation of any other right or remedy which the Company may have under this Agreement, at law, or in equity.

     (b) Termination without Cause by the Company. The Company will have the right to terminate the Executive without cause upon thirty (30) days written notice to the Executive. The Company will fulfill its obligations under this Agreement and pay or provide to the Executive: (i) all unpaid earned Base Salary which remains unpaid as of the effective date of termination; (ii) unpaid Base Salary for the balance of the Initial Term ("Severance Payment"); (iii) any expenses incurred by Executive described in Section 4(c)(i) not theretofore reimbursed by the


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Company; (iv) benefits to which Executive is entitled under Section 4(c) for the
Initial Term. Payments of the Severance Payment will be made periodically in the same amounts and at the same intervals as if the Employment Period had not ended and the Base Salary had otherwise continued to be paid. Except as expressly provided herein, in the event of a termination under this Section 6(b), Executive will have no further rights, and the Company shall have no further liability, under this Agreement.

     (c) Termination by the Company Upon Executive's Disability. The Company will have the right to terminate Executive's employment upon a determination of Disability. Termination of Executive's employment under this Paragraph 6(c) will be effective immediately upon receipt by Executive of written notice of termination. Upon such termination, Executive will be entitled to receive the following payments, in addition to any disability insurance payments received from the Company or its insurer: (i) all earned but unpaid Base Salary as of the effective date of termination of employment; and (ii) any expenses incurred by Executive described in Section 4(c)(i) not theretofore reimbursed by the Company. Except as expressly provided in the preceding sentence, in the event of a termination under this Section 6(c), Executive will have no further rights, and the Company shall have no further liability, under this Agreement.

     (d) Death of Executive. In the event of Executive's death during the Employment Period, his compensation will automatically terminate as of the date of his death, except for the following amounts which shall be payable to Executive's family or estate: (i) earned Base Salary which remains unpaid as of the date of death; and (ii) any expenses incurred by Executive described in
Section 4(c)(i) which are not theretofore reimbursed by the Company. Except as expressly provided in the preceding sentence, in the event of a termination under this Section 6(d), Executive will have no further rights, and the Company shall have no further liability, under this Agreement.


                      SECTION 7 - CONFIDENTIAL INFORMATION

     (a) Confidentiality. As a consequence of Executive's employment with the Company, Executive will receive and deal with confidential information and business methods, including, but not limited to, advertisers, venues, innovative proprietary technology and content, processes, programs, records, reports, financial data, market data, marketing plans, unique business practices, pricing techniques, relationships with customers and providers of services, and other information relating to the Company's product development and operations (collectively, the "Confidential Information"). For purposes of this Agreement, Confidential Information will not include information that: (i) was clearly obtainable in the public domain, (ii) becomes obtainable in the public domain through no fault of Executive, (iii) was not acquired by Executive in connection with his employment or affiliation with the Company; and (iv) was not acquired by Executive from the Company or its representatives, unless such information was provided by a third party in breach of such party's obligation not to disclose.

     Executive further acknowledges that Confidential Information received or dealt with by Executive is of such a value and nature as to make it reasonable and necessary for the protection of the Company that the Executive not during the term of this Agreement or thereafter use or


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disclose any such Confidential Information (except in furtherance of the
Company's operations), and that the Company will be irreparably damaged if the Executive were to use or disclose (except in furtherance of the Company's operations) any of the Confidential Information that the Executive will acquire or deal with as a result of his employment with the Company. Accordingly, Executive agrees not to use or disclose the Confidential Information (except in furtherance of the Company's operations) at any time. Upon demand by the Company, and in any event within three days following termination of Executive's employment with the Company for any reason, Executive will surrender to the Company all Confidential Information and all other original and facsimile records, documents and data in his possession or under his control pertaining to the Company.

     (b) Exceptions. Notwithstanding the foregoing, the provisions of Section 7(a) do not apply, and Executive may disclose Confidential Information of the Company in order to comply with: (i) a subpoena issued by a court having jurisdiction over Executive or (ii) a written request made by any regulatory authority or taxing authority having authority over such Executive; provided, however, that prior to compliance with such request, Executive will give notice to the Company to allow the Company to attempt to quash or limit such subpoena or request.


                      SECTION 8 - NON-HIRE/NON-COMPETITION

     (a) Covenants. Executive acknowledges that financial data, trade secrets, business plans, technical materials, advice and assistance of the Company and its officers, customer lists and other confidential information, all provided to Executive by the Company, are of such a value and nature as to make it reasonable and necessary for the protection of the Company that Executive not compete with the Company within the area and for the duration hereinafter set forth. Accordingly, Executive covenants and agrees that he shall not, for a period of one (1) years following the termination of his employment with the Company for any reason (the "Restricted Period"), directly or indirectly, hire any person employed by the Company during the Employment Period. Executive further covenants and agrees that during the Restricted Period, Executive will not, directly or indirectly, aid, advise, consult with, or in any way become associated with (whether as an employee, representative, agent, independent contractor, director, or in any other capacity) any Competing Entity. A "Competing Entity" is any person or entity engaged in the rental purchase industry that has any operations within any Area of Dominant Influence (or "ADI") in which the Company is also operating by the time of Executive's termination.

     (b) Reasonableness of Restrictions. Executive acknowledges that: (i) his experience and capabilities are such that the provisions of this Section 8 will not prevent him from earning a livelihood; (ii) the services to be rendered by him to the Company are of a special nature and it would be very difficult or impossible to replace those services; (iii) the terms and conditions contained in this Section 8 are reasonable and necessary for the protection of the Company's business; and (iv) the nature of the employment arrangement contemplated hereby is such that the Company may not be adequately compensated with monetary damages for any violation by the Executive of any of the provisions of this Section 8 and/or Section 7 hereof.

     (c) Severability. It is further agreed that each of the covenants above set forth in paragraph (a) of this Section are separate and distinct covenants, independent of each other, and


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that the illegality or invalidity of any one or more of them or any part of one or more of them shall not render the other illegal or invalid, and that if the invalidity or unenforceability is due to the unreasonableness of the time or geographical area covered by said covenants and restrictions, said covenants and restrictions shall nevertheless be enforced to the maximum extent permitted by law and effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction, and Employee hereby consents and agrees that such scope may be judicially modified, accordingly, in any proceeding brought to enforce such covenants and restrictions.


                             SECTION 9 - NON-WAIVER

     The failure of either party at any time or from time to time to require performance of any of the other party's obligations under this Agreement will in no matter affect such party's rights to enforce any provision of this Agreement at a subsequent time, and the waiver by either party of any right arising out of any breach will not be construed as a waiver of any right arising out of any subsequent breach.


                           SECTION 10 - MISCELLANEOUS

     (a) Amendments. This Agreement may be amended only in a writing executed by both of the parties hereto.

     (b) Assignment. This Agreement is for personal services to be provided by the Executive and may not be assigned or transferred by Executive to, or the obligations of the Executive performed by, any other party. This Agreement and the rights and obligations hereunder may not be assigned by the Company to any other party, except that the restrictive covenants of the Executive set forth in Sections 7 and 8 hereof, respectively, may be assigned by the Company to any purchaser of the Company, whether by sale of assets, stock, merger or consolidation.

     (c) Entire Agreement. This Agreement, together with the attached Notice of Grant, which is incorporated by reference herein, contains the entire agreement between the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     (d) Headings. Section and paragraph headings are not to be considered part of this Agreement. They are included solely for convenience and are not intended to be full or accurate descriptions of the contents hereof.

     (e) Governing Law/Arbitration/Injunctive Relief. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its choice of law principles. Any claim or action arising hereunder shall be settled before a single arbitrator in Cleveland, Ohio under the commercial rules of the American Arbitration Association then in effect, and judgment upon such award rendered by the arbitrator may be entered in any court of


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competent jurisdiction. The arbitrators' fee shall be split equally among the parties. Notwithstanding the foregoing, the Parties shall have the same rights of discovery under the Ohio Rules of Civil Procedure as if the dispute had been filed as an original action in an Ohio court of original jurisdiction. Notwithstanding the foregoing, in the event Executive violates any of his obligations under Sections 7 and/or 8 hereof, in addition to any other remedies available in law or equity, Company may apply to any court of competent jurisdiction for an injunction to prohibit further violations. Executive acknowledges that in the event that he breaches any of his obligations in those Sections, that Company will be irreparably damaged for which it will have no adequate remedy at law.

     (f) Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and Executive, his heirs, executors, administrators, personal representatives and successors.

     (g) Recitals. The recitals hereto are an integral part of this Agreement and are incorporated herein by reference.

     (h) Costs and Expenses. Each party will bear its or his, as the case may be, own costs and expenses in connection with the negotiation and preparation of this Agreement.

     (i) Company Authority. The Company represents and warrants to Executive as follows:

          (i) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to enter into, execute, and deliver this Agreement, fulfill its obligations hereunder, and consummate the transactions contemplated hereby; and

          (ii) the execution and delivery of, performance of obligations under, and consummation of the transactions contemplated by this Agreement have been duly authorized and approved by all requisite corporate action, and this Agreement constitutes a legally valid and binding obligation of the Company enforceable against the Company by Executive in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date written above.


                                       RAINBOW RENTALS, INC.


/s/ S. ROBERT HARRIS                   By: /s/ WAYLAND J. RUSSELL
---------------------------------          -------------------------------------
S. ROBERT HARRIS,                          Wayland J. Russell
Individually                               Chief Executive Officer


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